UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2019

CHESAPEAKE LODGING TRUST

(PK Domestic Sub LLC as successor by merger to Chesapeake Lodging Trust)

(Exact name of Registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (571) 349-9450

4300 Wilson Boulevard, Suite 625

Arlington, VA 22203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Shares of Beneficial Interest, $.01 par value	CHSP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on September 18, 2019 (the “Closing Date”) of the merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 5, 2019, by and among Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”), Park Hotels & Resorts Inc., a Delaware corporation (“Park”), PK Domestic Property LLC, a Delaware limited liability company and an indirect subsidiary of Park (“Domestic”), and PK Domestic Sub LLC, a Delaware limited liability company and a direct subsidiary of Domestic (“Merger Sub,” and, together with Park and Domestic, the “Park Parties”). Pursuant to the Merger Agreement, on September 18, 2019, the Trust merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly-owned subsidiary of Domestic (the “Merger”).The following events took place in connection with the consummation of the Merger:

Item 1.02.     Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Merger on September 18, 2019, all amounts outstanding under the Trust’s $225 million, five-year unsecured term loan (the “Term Loan”) with Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and PNC Bank, National Association, as documentation agent were repaid. Effective upon such repayment, the term loan agreement for the Term Loan and all related loan documents were terminated and became null and void.

In connection with the consummation of the Merger on September 18, 2019, all amounts outstanding under the Trust’s unsecured revolving credit facility (the “Credit Facility”) with Wells Fargo Bank, National Association, as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc., PNC Bank, National Association and Regions Bank, as documentation agents, were repaid and all commitments terminated. Effective upon such repayment, the credit agreement for the Credit Facility and all related loan documents were terminated and became null and void.

In connection with the consummation of the Merger on September 18, 2019, all amounts outstanding under the Trust’s $92.5 million mortgage loan secured by Le Meridien San Francisco, with CHSP San Francisco LLC, as borrower, and PNC Bank, National Association, as lender, and the Trust’s $60.0 million mortgage loan secured by Boston Marriott Newton, with CHSP Newton LLC, as borrower, and PNC Bank, National Association, as lender (collectively, the “Mortgage Loans”) were repaid. Effective upon such repayments, the loan agreements for the Mortgage Loans and all related loan documents were terminated and became of no further force and effect.

Item 2.01.     Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger:

•	each issued and outstanding common share of beneficial interest, par value $0.01 per share, of the Trust (each a “Common Share”) (other than shares held by the Trust, any wholly-owned subsidiary of the Trust or by any of the Park Parties or any of their respective wholly-owned subsidiaries) was converted into the right to receive 0.628 of a share of common stock, par value $0.01 per share, of Park (“Park Common Stock”), and $11.00 in cash, subject to any applicable withholding taxes (collectively, the “Merger Consideration”); and

•	all unvested awards of Common Shares granted under the Trust’s equity plan became 100% vested and all restrictions and forfeiture conditions thereon lapsed, and thereafter, such Common Shares were considered outstanding and the holders thereof had the right to receive the Merger Consideration with respect to such Common Shares.

No fractional shares of Park Common Stock were issued in the Merger. The value of any fractional interests of shares of Park Common Stock to which a holder was otherwise entitled was paid in cash.

The foregoing description of the Merger Agreement and the transaction contemplated by the Merger Agreement is only a summary and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger, on September 18, 2019, the Trust notified the New York Stock Exchange (the “NYSE”) that each Common Share issued and outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive the Merger Consideration, and requested that the NYSE file a notification of removal from listing on Form 25 with the Securities and Exchange Commission with respect to the Common Shares in order to effect the delisting of the Common Shares from the NYSE. Such delisting will result in the termination of the registration of the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Merger Sub, as successor by merger to the Trust, intends to file a Form 15 to suspend the reporting obligations of the Trust under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.     Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the Merger, each issued and outstanding Common Share (other than shares held by the Trust, any wholly-owned subsidiary of the Trust or by any of the Park Parties or any of their respective wholly-owned subsidiaries) was converted into the right to receive the Merger Consideration. At the effective time of the Merger, the Trust’s shareholders immediately before the effective time of the Merger ceased to have any rights as shareholders in Trust (other than their right to receive the Merger Consideration).

Item 5.01.     Changes in Control of Registrant.

The information provided in the Introductory Note and Items 2.01, 3.01, 3.03, and 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

At the effective time of the Merger, as contemplated under the Merger Agreement, the Trust merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a direct, wholly-owned subsidiary of Domestic. The consideration paid in connection with the Merger consisted of 0.628 shares of Park Common Stock (with cash to be paid in lieu of fractional shares) and $11.00 in cash per each issued and outstanding Common Share, or an aggregate of approximately 37.8 million shares of Park Common Stock and approximately $668.4 million in cash.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As a result of the Merger and pursuant to the Merger Agreement, the Trust merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a direct, wholly-owned subsidiary of Domestic. In connection with the consummation of the Merger, on September 18, 2019, all members of the board of trustees of the Trust resigned as trustees of the Trust. These resignations were in connection with the Merger and were not due to disagreement or dispute with the Trust or Park on any matter.

In addition, on September 18, 2019, in connection with the consummation of the Merger, each executive officer of the Trust listed below ceased to hold the positions indicated beside such executive officer’s name:

James L. Francis	President and Chief Executive Officer
Douglas W. Vicari	Executive Vice President and Chief Financial Officer
D. Rick Adams	Executive Vice President and Chief Operating Officer
Graham J. Wootten	Senior Vice President, Chief Accounting Officer and Secretary

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Merger, as of the effective time of the Merger, the Trust ceased to exist and Merger Sub continued as the surviving entity.

Item 8.01.	Other Events

On September 17, 2019, the Trust issued a press release announcing that it had closed on the sale of its two hotels in New York, New York. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger by and among Park Hotels & Resorts Inc., PK Domestic Property LLC, PK Domestic Sub LLC, and Chesapeake Lodging Trust, dated as of May 5, 2019 (incorporated by reference to Exhibit 2.1 to the Trust’s Current Report on Form 8-K, filed on May 6, 2019).

99.1	Press release, dated September 17, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2019	PK DOMESTIC SUB LLC (as successor by merger to Chesapeake Lodging Trust)

	By:	/s/ Sean M. Dell’Orto
	Name:	Sean M. Dell’Orto
	Title:	Vice President and Treasurer